UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2024

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (412) 837-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On May 10, 2024, Smith Micro Software, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) relating to the registered direct offering and sale of an aggregate of 1,065,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price of $2.15 per share of Common Stock and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 845,000 shares of Common Stock, which Pre-Funded Warrants are issued to the extent that the applicable Purchaser determines, in its sole discretion, that such Purchaser would beneficially own in excess of 4.99% (or at the Purchaser’s election, 9.99%) (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.001 per share and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The shares of Common Stock and Pre-Funded Warrants were offered by the Company pursuant to a prospectus supplement dated May 10, 2024, and accompanying prospectus dated May 12, 2022, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-264667), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 12, 2022. A copy of the legal opinion of Buchanan Ingersoll & Rooney PC relating to the validity of the shares of Common Stock, the Pre-Funded Warrants and shares of Common Stock underlying the Pre-Funded Warrants issued in the Offering is filed herewith as Exhibit 5.1.
Pursuant to the Purchase Agreement, in a concurrent private placement, the Company also agreed to sell to the Purchasers unregistered warrants (the “Common Warrants”) to purchase up to an aggregate of 1,910,000 shares of Common Stock (the “Common Warrant Shares”) (the “Private Placement”). Each unregistered Common Warrant has an exercise price of $2.34 per share, is exercisable at any time beginning six (6) months following their original issuance and will expire five years from the initial exercise date. Neither the Common Warrants nor the Common Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Common Warrants were, and Common Warrant Shares will be, issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

Roth Capital Partners, LLC (the “Placement Agent”) acted as the exclusive placement agent for the Offering and the Private Placement pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated May 10, 2024, by and between the Company and the Placement Agent, and a related engagement letter with the Placement Agent.

The gross proceeds to the Company from the Offering and the Private Placement were approximately $4.1 million, before deducting Placement Agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering and the Private Placement for working capital and general corporate purposes. The closing of the Offering and the Private Placement occurred on May 14, 2024.

The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Purchase Agreement, and subject to certain exceptions, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, for a period of seventy-five (75) days following the closing of the Offering and the Private Placement. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the Purchase Agreement, for a period of one year following the closing of the Offering and the Private Placement.

Further pursuant to the Purchase Agreement, the Company agreed that, on or before the forty fifth (45th) day following the closing of the Offering and the Private Placement, the Company will file a registration statement with the SEC registering for resale of the Common Warrant Shares issuable upon exercise of the Common Warrants. The Company has further agreed that such registration statement will be declared effective by the SEC no later than seventy-five (75) days following the closing of the Offering and the Private Placement.

In connection with the Offering, the Company’s directors and executive officers have agreed, for a period of 90 days from the closing of the Offering and subject to certain exceptions set forth in the lock-up agreements, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of), other than on behalf of the Company, a registration statement with the SEC in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to, the registration of such securities, or (iv) publicly announce an intention to effect any such transaction described above.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds received by the Company in the Offering and the Private Placement from sales arranged for by the Placement Agent. In addition to the cash fee, the Company agreed to issue to the Placement Agent warrants to purchase up to 133,700 shares of Common

Stock (the “Placement Agent Warrants”), which represents 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.86, and have an expiration date of two and a half (2 ½) years from the effective date of the Offering. The Placement Agent Warrants shall not be transferable for 180 days from the date of the Offering except as permitted by Financial Industry Regulatory Authority Rule 5110(e)(1)(2). The Company also agreed to reimburse the Placement Agent’s expenses of up to $125,000, payable immediately upon the closing of the Offering.

The foregoing is only a summary of the material terms of the Placement Agent Warrants, the Pre-Funded Warrants, the Common Warrants, the Placement Agency Agreement, and the Purchase Agreement and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and incorporated by reference herein.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the agreements are filed with this report only to provide investors with information regarding the terms of the transactions contemplated thereby, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02	Unregistered Sales of Equity Securities
The disclosures in Item 1.01 of this Form 8-K regarding the Common Warrants, Common Warrant Shares, Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.
On May 10, 2024, the Company issued a press release announcing the pricing of the Offering and the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1.
On May 14, 2024, the Company issued a press release announcing the closing of the Offering and the Private Placement. A copy of the press release is attached hereto as Exhibit 99.2.
The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press releases shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.
Forward-Looking Statements
This Current Report on Form 8-K and the press release contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K and the press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description

4.1	Form of Placement Agent Warrant

4.2	Form of Common Stock Purchase Warrant

4.3	Form of Pre-Funded Warrant

5.1	Opinion of Buchanan Ingersoll & Rooney PC

10.1	Form of Placement Agency Agreement by and between the Company and Roth Capital Partners, LLC, dated May 10, 2024*

10.2	Form of Securities Purchase Agreement by and among the Company and the Purchasers signatory thereto, dated May 10, 2024*

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

99.1	Press Release dated May 10, 2024

99.2	Press Release dated May 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: May 14, 2024	By:	/s/ James M. Kempton
James M. Kempton
Vice President and Chief Financial Officer